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Exhibit 5.01

[Letterhead of Fenwick & West LLP]

April 16, 2002

Silicon Image, Inc.
1060 East Arques Ave.
Sunnyvale, California 94086

Ladies and Gentlemen:

        At your request, we have examined the registration statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "SEC") on or about April 16, 2002, under the Securities Act of 1933, as amended, in order to register an aggregate of 4,560,944 shares of your Common Stock (the "Stock"). The shares of Stock consist of: (1) 3,175,787 additional shares available for issuance under your 1999 Equity Incentive Plan (the "1999 Plan"); (2) 635,157 additional shares available for issuance under your 1999 Employee Stock Purchase Plan (the "1999 Purchase Plan"); and (3) 750,000 additional shares available for issuance under certain Non-Plan Stock Option Agreements dated October 31, 2001 and November 6, 2001 between you and Robert Gargus and Hyun Jong (John) Shin, respectively (collectively, "Non-Plan Agreements").

        In rendering this opinion, we have examined the following:

  (1)
  the Registration Statement, together with the exhibits filed as part thereof or incorporated therein by reference (including without limitation the 1999 Plan, the 1999 Purchase Plan, the Non-Plan Agreements and the agreements and documents related thereto) and the prospectuses prepared in connection therewith;

  (2)
  your Second Amended and Restated Certificate of Incorporation (filed with the Secretary of State of Delaware on October 12, 1999), Certificate of Amendment of Second Amended and Restated Certificate of Incorporation (filed with the Secretary of State of Delaware on June 25, 2001) and Restated Bylaws;

  (3)
  the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and in the minute books of Silicon Image, Inc., a California corporation (the "Predecessor"), that are in our possession;

  (4)
  a Management Certificate executed by you, addressed to us and dated of even date herewith, which contains certain factual and other representations (including without limitation representations as to the number of outstanding shares of capital stock, number of shares of capital stock subject to outstanding options and warrants, number of other convertible securities or rights outstanding and number of shares of capital stock reserved for issuance pursuant to the 1999 Plan, 1999 Purchase Plan, Non-Plan Agreements, 1995 Equity Incentive Plan of your predecessor, CMD Technology Inc. 1999 Stock Incentive Plan previously assumed by you, Silicon Communication Lab, Inc. 1999 Stock Option Plan previously assumed by you, and other options granted outside your option plans or the option plans of your predecessor, in each case as of April    , 2002); and

  (6)
  a certificate from your transfer agent as to the number of outstanding shares of your capital stock as of April 10, 2002.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals and the conformity to originals and completeness of all documents submitted to us as copies. We have also assumed that the certificates representing the Stock will be, when issued, properly signed by your authorized officers or their agents.

        We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and the Delaware General Corporation Law.

        Based upon the foregoing, it is our opinion that:

  (1)
  the 3,175,787 additional shares of Stock that may be issued and sold by you upon (i) the exercise of stock options, (ii) the purchase of restricted stock or (iii) awards of stock bonuses, that have been or may be granted or awarded by you under the 1999 Plan, when issued, sold and delivered in accordance with the 1999 Plan, the stock option grant and exercise agreements, restricted stock purchase agreements and stock bonus agreements entered into or to be entered into thereunder, and in the manner and for the consideration referred to in the Form S-8 prospectus associated with the 1999 Plan and the Registration Statement, will be validly issued, fully paid and non-assessable;

  (2)
  the 635,157 additional shares of Stock that may be issued and sold by you upon the exercise of purchase rights granted or to be granted under the 1999 Purchase Plan, when issued, sold and delivered in accordance with the 1999 Purchase Plan, stock purchase and other agreements entered into or to be entered into thereunder, and in the manner and for the consideration referred to in the Form S-8 prospectus associated with the 1999 Purchase Plan and the Registration Statement, will be validly issued fully paid and non-assessable; and

  (3)
  the 750,000 additional shares of stock that may be issued by you upon the exercise of purchase rights granted under the Non-Plan Agreements and other agreements to be entered into thereunder, and in the manner and for the consideration referred to in the Form S-8 prospectus associated with the Non-Plan Agreements and the Registration Statement, will be validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of the Stock subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,
/s/ Fenwick & West LLP
FENWICK & WEST LLP

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  Exhibit 5.01